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                                                                    EXHIBIT 23.2

                                                           1300 I Street, N.W.
                                                             Suite 470 East
                                                         Washington, D.C.  20005
                                                        Telephone (202) 737-7900
Breyer & Aguggia LLP                                    Facsimile (202) 737-7979
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ATTORNEYS AT LAW



                               November 4, 1998



Board of Directors
First Capital, Inc.
220 Federal Drive, N.W.
Corydon, Indiana  47112

        RE:  First Capital, Inc.
             Registration Statement on Form SB-2

To the Board of Directors:

        We hereby consent to the filing of the form of our federal income tax opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included therein under the headings "THE CONVERSION -- Effects of Conversion on Depositors and Borrowers of the Bank" and "LEGAL AND TAX OPINIONS."

                                        Sincerely,

                                        /s/ Breyer & Aguggia LLP

                                        BREYER & AGUGGIA LLP


Washington, D.C.